Exhibit 99.1

For Immediate Release

Ciber to Appoint New Independent Directors to Board

Richard K. Coleman, Jr. Appointed, Effective Immediately in Connection with Settlement with Lone Star Value

Board to Commence Search for Additional Independent Director

GREENWOOD VILLAGE, Colo. — April 14, 2014 — Ciber, Inc. (NYSE: CBR) (“Ciber”), a leading global information technology consulting, services and outsourcing company, today announced the appointment of Richard K. Coleman, Jr. to the Company’s Board of Directors (the “Board”), effective immediately.  Mr. Coleman will occupy the Board seat vacated by the retirement of Archibald McGill on April 10, 2014. The Board also announced that it will commence a search for an additional independent director.  With the addition of this second independent director, the Board will be expanded to 10 directors, nine of whom are independent.

In connection with today’s announcement, Ciber and Lone Star Value Management, LLC (together with its affiliates, “Lone Star Value”), which holds 1.7% of Ciber’s common stock, have entered into an agreement under which Lone Star Value will support the Board and vote its shares in support of all of the Company’s director nominees at the 2014 Annual Meeting of Shareholders.  Lone Star Value has also agreed to abide by certain standstill provisions until 30 days before the nomination deadline for the 2015 Annual Meeting of Shareholders.

Mr. Coleman has an extensive background as a private investor and business advisor, including as President, Chief Executive Officer and a Director of Crossroads Systems, Inc., a global provider of data archive solutions.  He is also the founder and President of Rocky Mountain Venture Services (RMVS), which has helped companies plan and launch new business ventures and restructuring initiatives since 1998.  Mr. Coleman will serve as a Class III director, with a term expiring at the Company’s 2015 Annual Meeting of Shareholders.

“We are pleased to welcome Rick to our Board of Directors and look forward to benefitting from his insights and expertise as we continue to implement the Company’s operational and strategic objectives,” said Paul Jacobs, Esq., Chairman of the Board of Directors. “The Board and management team are focused on revenue growth and further margin improvement by continuing our restructuring efforts and making disciplined investments in growth opportunities.  We will continue working expeditiously to position Ciber for long-term growth and enhanced shareholder value.”

Mr. Jacobs added, “I want to express the Board’s thanks and appreciation to Arch for his 16 years of service on our Board.  We are grateful for his dedication, his leadership and his thoughtful contributions to Ciber during an important chapter of the Company’s development.”

Jeffrey E. Eberwein, founder and Chief Executive Officer of Lone Star Value Management, LLC, commented, “The changes announced today will introduce new and independent perspectives to Ciber’s Board to provide integral support and oversight to management.  As a significant shareholder of Ciber, Lone Star Value supports Ciber’s strategic plan of restructuring and refocusing its business to improve profit margins which we believe will create shareholder value.”

A copy of the agreement with further detail will be attached to a Form 8-K filed by Ciber today with the Securities and Exchange Commission.

About Richard K. Coleman, Jr.

Richard K. Coleman, Jr. is the President and Chief Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, where he also serves as a director. He is also the founder and President of Rocky Mountain Venture Services, a firm that assists companies plan and launch new business ventures and restructuring initiatives. Mr. Coleman also currently serves as a director of NTS, Inc., a broadband services and telecommunications company, where he also serves as Chairman of the Strategy Advisory Committee and as a member of the Special Committee, Aetrium Incorporated, a manufacturer of a variety of electromechanical equipment used in the handling and testing of semiconductor devices, where he also serves as a member of its Audit Committee as well as Chairman of its Nominating and Corporate Governance and Compensation Committees, and On Track Innovations Ltd., one of the pioneers of cashless payment technology. Previously, Mr. Coleman served in a variety of senior operational roles including CEO of Vroom Technologies Inc., Chief Operating Officer of MetroNet Communications, and President of US West Long Distance. He also previously held significant officer level positions with Frontier Communications, Centex Telemanagement and Sprint Communications. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects and has served as an adjunct professor for Regis University’s graduate management program and is a guest lecturer for Denver University, focusing on leadership and ethics. Mr. Coleman holds a bachelor’s degree from the United States Air Force Academy, an MBA from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “positioned,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, risks that: our results of operations may be adversely affected if we are unable to execute on the key elements of our strategic plan; if we are not able to anticipate and keep pace with rapid changes in technology, our business may be negatively affected;  a data security or privacy breach could adversely affect our business; we may experience declines in revenue and profitability if we do not accurately estimate the cost of engagements conducted on a fixed-price basis; our business could be adversely affected if our clients are not satisfied with our services, and we could face damage to our professional reputation and/or legal liability; termination of a contract by a significant client and/or cancellation with short notice could adversely affect our results of operations; our results of operations can be adversely affected by economic conditions and the impacts of economic conditions on our clients’ operations and technology spending; if we do not continue to improve our operational, financial and other internal controls and systems to manage our growth and size or if we are unable to enter, operate and compete effectively in new geographic markets, our business may suffer and the value of our business may be harmed; our brand and reputation are key assets and competitive advantages of our Company and our business may be affected by how we are perceived in the marketplace; our future success depends on our ability to continue to retain and attract qualified sales, delivery and technical employees; we cannot guarantee that we are in compliance with all applicable laws and regulations; if we are unable to protect our intellectual property rights from unauthorized use or infringement by third parties, our business could be adversely affected; our services or solutions could infringe upon the intellectual property rights of others, or we might lose our ability to utilize rights we claim in intellectual property or the intellectual property of others; if we are unable to collect our receivables, our results of operations and cash flows could be adversely affected; our Credit Agreement, an asset-based loan facility, limits our operational and financial flexibility; our revenues, operating results and profitability will vary from quarter to quarter and may result in increased volatility in the price of our stock; our international operations expose us to additional risks that could have adverse effects on our business and operating results; the IT services industry, in the U.S. and internationally, is highly competitive, with increased focus on offshore capability and we may not be able to compete effectively; our operations are vulnerable to disruptions that may impact our results of operations and from which we may not recover; we might not be successful at identifying, acquiring, or integrating businesses or entering into joint ventures; we could incur additional losses due to further impairment in the carrying value of our goodwill; we depend on contracts with various public sector agencies for a significant portion of our revenue and, if the spending policies or budget priorities of these agencies change, we could lose revenue; unfavorable government audits could require us to adjust previously reported operating results, to forego anticipated revenue and subject us to penalties and sanctions; we have adopted anti-takeover defenses that could make it difficult for another company to acquire control of Ciber or limit the price investors might be willing to pay for our stock, thus affecting the market price of our securities.  For a more detailed discussion of these factors, see the information under the “Risk Factors” heading in our Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed with or furnished to the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

About Ciber, Inc.

Ciber is a leading global IT consulting company with some 6,500 consultants and contractors in North America, Europe and Asia/Pacific, and approximately $1 billion of annual business. Client focused and results driven, Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value.  Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com.

Contact:

Investor Relations:

Christian Mezger

303-267-3857

cmezger@ciber.com

Media Relations:

Betsy Loeff

303-967-1304

bloeff@ciber.com